EXHIBIT 99.12

Green Innovations Ltd. Signs Exclusive Brokerage Agreement with W.J. Pence Company

MIAMI, Jan. 18, 2013 -- Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) ("Green Innovations" or the "Company") is pleased to announce that its wholly-owned subsidiary, Green Hygienics, Inc. ("Green Hygienics"), has executed an agreement (the "Agreement") with W.J. Pence Company ("Pence"), a Waukesha, Wisconsin based independent broker.  Under the terms of the Agreement, Pence will represent various Green Hygienics products with their accounts; Supervalu, Topco, Piggly Wiggly, Pick 'n Save, Summit Foods, and more.

"Continuing to expand our distribution network into new densely populated territories with established partners is a high priority for the Company," stated Tray Harrison, National Sales Manager.  "W.J. Pence Company has well established distribution relationships with many of the retailers in the region and is very experienced at building sales and awareness for many other household brands.  We anticipate a positive initial response from their customers leading to potential long-term recurring purchase orders."

W.J. Pence Company, located in Waukesha just outside Milwaukee, is Wisconsin's oldest independent food broker.  For more than 50 years, they have proven their ability to grow brands in all market conditions with a diverse group of customers like Supervalu, Topco, Piggly Wiggly, Pick n Save, Summit Foods, and many more.  W.J. Pence has represented many well-known national brands like Newman`s Own, Fresh Express, Green Mountain Coffee, Indian Summer, Jiffy Mix, and many more.  For more information concerning W.J. Pence Company, visit www.wjpence.com.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation's 100% tree-free bamboo-based product line, including personal care and paper-based goods. The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Forward-Looking Statements

This press release contains "forward-looking statements". Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to a positive initial response from W.J. Pence customers and long-term recurring purchase orders. The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. ("Green Innovations"). The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations' development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.